UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2024

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 W. Morse Boulevard, Suite 220 Winter Park, FL 32789
(Address of registrant’s principal executive office and Zip Code)

(321) 972-1583

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	OTC Pink: IRRXU	N/A
Class A common stock, par value $0.0001 per share	OTC Pink: IRRX	N/A
Redeemable warrants	OTC Pink: IRRXW	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously disclosed, on August 12, 2024, Integrated Rail and Resources Acquisition Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger by and among the Company, Tar Sands Holdings II, LLC, a Utah limited liability company (“Tar Sands”), and certain other parties thereto.

Dismissal of Marcum

On November 1, 2024, the Company, with the approval of the audit committee (the “Committee”) of the Company’s board of directors (the “Board”), dismissed Marcum LLP (“Marcum”) as the independent registered public accounting firm for the Company, effective immediately, due to Marcum’s merger with CBIZ, Inc. on November 1, 2024, which may cause independence concerns between Marcum and the Company as CBIZ, Inc. has provided certain financial statement preparation and audit readiness services to Tar Sands. Marcum’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of this Current Report on Form 8-K, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused them to make reference thereto in connection with their reports on the financial statements for such years and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as reported in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2024 and June 30, 2024 (the “Quarterly Reports”), there was a material weakness in its internal control over financial reporting identified during the period ended March 31, 2024, relating to the Company’s calculation of amounts due and payment of funds from the Company’s trust account to certain redeeming stockholders.

As reported in the Quarterly Reports, the material weakness did not result in any material misstatements to the Company’s consolidated financial statements for the periods ended March 31, 2024 and June 30, 2024. The Committee has discussed this matter with Marcum and will authorize Marcum to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning this material weakness in accordance with Item 304 of Regulation S-K.

The Company has requested that Marcum furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 4, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of HL&B

On November 1, 2024, with the approval of the Committee, the Company engaged Ham, Langston & Brezina, LLP (“HL&B”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2024, effective beginning with the review of the Company’s condensed financial statements for the quarter ended September 30, 2024.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of this Current Report on Form 8-K, the Company did not consult with HL&B with regard to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice provided to the Company by HL&B that HL&B concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
16.1	Letter from Marcum LLP, dated as of November 4, 2024, addressed to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2024	INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

	By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	Chief Executive Officer

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